For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Strong Second Quarter Earnings;
Loan Growth

Billings, MT - July 21, 2014 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports second quarter 2014 net income of $21.1 million, or $0.47 per diluted share. Included in second quarter 2014 net income are $597 thousand of acquisition expenses and $17 thousand of net gains on the sale of investment securities, which the Company considers to be unrelated to its normalized operations, or non-core. Exclusive of these non-core revenues and expenses, the Company's second quarter 2014 core net income was $21.4 million, or $0.48 per diluted share, as compared to core net income of $21.3 million, or $0.48 per diluted share, for first quarter 2014 and $21.5 million, or $0.49 per diluted share, for second quarter 2013.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•	3.2% growth in total loans

•	Non-performing assets decreased $9 million to $97 million as of June 30, 2014

•	$2 million reversal of provision for loan losses

•	10% growth in non-interest income

•	3.54% net interest margin ratio remained stable, as compared to 3.52% for first quarter 2014
“We are very pleased with our second quarter results, which reflect positive trends across most areas of our operations,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We are encouraged by the increase in loan demand we are seeing across our markets, which resulted in the strongest quarterly loan growth we have experienced in several years. Our loan portfolio increased 3% during the second quarter, with all of our major lending areas contributing to the growth. We are also pleased with the continued improvement in asset quality we are seeing, which is reflected in a 9% decrease in non-performing assets during the second quarter," Garding continued.
“Our operations continue to generate a significant amount of capital and we are highly focused on efficiently managing our capital position. We are reinvesting our capital to support growth through our pending merger with Mountain West Bank, while also returning capital to shareholders through strong dividends and our ongoing share repurchase program. We believe this formula of balanced capital management will continue to optimize our returns and create value for our shareholders,” said Mr. Garding.
RESULTS OF OPERATIONS

Net Interest Income. The Company's net interest income, on a fully taxable equivalent, or FTE, basis, increased $1.6 million to $60.8 million during second quarter 2014, as compared to $59.2 million during first quarter 2014, primarily due to loan growth and one additional accrual day during second quarter 2014. During second quarter 2014, the Company further reduced funding costs to 0.27%, a one basis point reduction from first quarter 2014 and a five basis point reduction from second quarter 2013.

The Company's interest margin ratio remained stable at 3.54% during second quarter 2014, as compared to 3.52% during first quarter 2014. During second quarter 2014, the Company recovered charged off interest of $1.4 million, compared to $532 thousand during first quarter 2014. Exclusive of these interest recoveries, the Company's net interest margin ratio was 3.46% during the second quarter 2014 and 3.49% during first quarter 2014.

Non-Interest Income. Non-interest income increased $2.5 million to $26.6 million during second quarter 2014, as compared to $24.1 million during first quarter 2014, primarily due to increases in income from the origination and sale of mortgage loans, higher debit and credit card interchange fees and increases in wealth management revenues.

Income from the origination and sale of loans increased $1.7 million to $6.4 million during second quarter 2014, as compared to $4.7 million during first quarter 2014, primarily due to increased mortgage loan production. The Company's mortgage loan production increased 57% during second quarter 2014, as compared to first quarter 2014, primarily due to seasonal fluctuations in production volumes combined with the completion of residential mortgage loan closings delayed by weather during the first quarter. Loans originated for home purchases accounted for approximately 76% of the Company's mortgage loan production during second quarter 2014, as compared to 68% during first quarter 2014 and 53% during second quarter 2013.

Other service charges, commissions and fees increased $543 thousand to $9.7 million during second quarter 2014, as compared to $9.2 million during first quarter 2014, primarily due to higher interchange fees earned on debit and credit card transactions resulting from higher transaction volumes.

Wealth management revenues increased $154 thousand to $4.6 million during second quarter 2014, as compared to $4.5 million during first quarter 2014, due to the combined effect of the continued addition of new wealth management customers and increases in the market values of new and existing assets under trust management.

Non-Interest Expense. Non-interest expense increased $1.6 million to $55.9 million during second quarter 2014, as compared to $54.3 million during first quarter 2014. Included in non-interest expense are $597 thousand of acquisition expenses, which the Company considers to be non-core. Exclusive of these non-core expenses, core non-interest expense was $55.3 million during second quarter 2014, $54.3 million during first quarter 2014 and $55.0 million during second quarter 2013. Increases in core non-interest expense during second quarter 2014, as compared to first quarter 2014, were primarily due to higher salaries and wages expense, which was partially offset by lower employee benefits expense.

Salaries and wages expense increased $2.0 million to $24.4 million during second quarter 2014, as compared to $22.4 million during first quarter 2014, primarily due to one additional salary accrual day, increases in commissioned pay reflective of increased mortgage loan origination and higher incentive compensation accruals.

Employee benefits expense decreased $1.1 million to $7.2 million during second quarter 2014, as compared to $8.3 million during first quarter 2014, primarily due to reductions in payroll taxes as annual compensation tax limits are met. In addition, during second quarter 2014, the Company reversed $500 thousand of previously accrued health insurance expense reflective of favorable claims experience during the first half of 2014.

BALANCE SHEET

Total loans increased $142 million to $4,506 million as of June 30, 2014, from $4,365 million as of March 31, 2014, with all major categories of loans showing growth. Loan growth during second quarter 2014 was spread across the Company's market areas and was largely attributable to improvement in the economic conditions of the areas served.

Residential real estate loans grew $26 million to $895 million as of June 30, 2014, from $869 million as of March 31, 2014. The increase was primarily due to the origination of 1-4 family residential real estate loans not meeting the requirements for sale on the secondary market. These loans are generally five to fifteen year adjustable rate and conventional mortgages. During the first half of 2014, substantially all of the Company's conforming residential loan production was sold to investors in the secondary market.

Consumer loans increased $37 million to $707 million as of June 30, 2014, from $670 million as of March 31, 2014, primarily due to increases in indirect consumer loans. Indirect consumer loans increased $31 million to $512 million as of June 30, 2014, from $481 million as of March 31, 2014. Management attributes the increase in indirect consumer loans to continued expansion of the Company's indirect lending program within existing markets combined with increases in the average loan amount advanced.

Continuing business expansion in the Company's market areas resulted in increases in commercial, commercial real estate and commercial construction loans during second quarter 2014. The most notable increase occurred in commercial loans, which grew $20 million to $727 million as of June 30, 2014, from $707 million as of March 31, 2014.

Agricultural loans increased $22 million to $130 million as of June 30, 2014, from $108 million as of March 31, 2014, primarily due to seasonal increases that typically occur during the second and third quarters of the year.

Total deposits increased $44 million to $6,179 million as of June 30, 2014, from $6,135 million as of March 31, 2014. During second quarter 2014, the mix of deposits continued to shift away from higher costing time deposits to lower costing demand deposits, the result of sustained low interest rates. As of June 30, 2014, time deposits comprised 18.4% of total deposits, as compared to 18.9% of total deposits as of March 31, 2014 and 21.7% as of June 30, 2013.

ASSET QUALITY

Non-performing assets continued to decrease during second quarter 2014, ending the quarter at $97 million, or 1.27% of total assets, as of June 30, 2014, their lowest level since 2008. This compares to $106 million, or 1.40% of total assets as of
March 31, 2014.

During second quarter 2014, the Company recorded net charged-off loans of $1 million, which was comprised of gross charge-offs of $3 million and gross recoveries of $2 million. This compares to gross charge-offs of $3 million and gross recoveries of $4 million recorded during first quarter 2014.

The Company reversed $2 million of provision for loan losses during second quarter 2014, primarily due to the combined impact of reductions in specific reserves on impaired loans and lower general reserves reflective of improvement in economic conditions in the Company's market areas, improvement in loss history trends used to estimate required reserves and decreases in the level of criticized commercial real estate and construction loans, which typically require higher reserves based on loss history.

STOCK REPURCHASE

Pursuant to a stock repurchase program approved by the Company's Board of Directors on November 25, 2013, the Company repurchased and retired 225,063 shares of its Class A common stock during second quarter 2014. The shares were repurchased in a combination of open market and privately negotiated transactions at an aggregate purchase price of $24.91 per share. Under the stock repurchase program, the Company may repurchase up to an additional 1,674,582 shares of its Class A common stock prior to expiration of the plan on November 25, 2014.

ACQUISITION

On June 30, 2014, the Company received regulatory approval of its acquisition by merger of Mountain West Financial Corp., the parent company of Mountain West Bank, National Association. The acquisition is expected to close on July 31, 2014. Subsequent to the acquisition, and subject to further regulatory approval, the Company will merge Mountain West Bank, National Association into First Interstate Bank, the Company's bank subsidiary. The bank merger is expected to occur on October 18, 2014. As of June 30, 2014, Mountain West Financial Corp. had total assets of approximately $623 million, net loans of approximately $380 million and deposits of approximately $520 million.

Second Quarter 2014 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2014 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time ) on Tuesday, July 22, 2014. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-888-507-1071 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on July 22, 2014 through 9:00 a.m Eastern Time (7:00 a.m. Mountain Time) on August 22, 2014, by dialing 1-877-344-7529 (using conference ID 10048571). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 74 banking offices, including detached drive-up facilities, in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: continuing or worsening business and economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, lending risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, failure of technology, inability to meet liquidity requirements, failure to manage growth, competition, ineffective internal operational controls, environmental remediation and other costs, reliance on external vendors, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, soundness of other financial institutions, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, volatility of Class A common stock, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, voting control of Class B stockholders, anti-takeover provisions, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2014			2013
CONDENSED INCOME STATEMENTS	2nd Qtr	1st Qtr		4th Qtr		3rd Qtr	2nd Qtr
Net interest income	$59,727	$58,136		$59,974		$58,956	$58,760
Net interest income on a fully-taxable equivalent ("FTE") basis	60,806	59,243		61,109		60,066	59,879
Provision for loan losses	(2,001)	(5,000)		(4,000)		(3,000)	375
Non-interest income:
Other service charges, commissions and fees	9,699	9,156		9,458		9,286	8,977
Income from the origination and sale of loans	6,380	4,660		5,602		7,934	10,043
Wealth management revenues	4,609	4,455		4,350		4,581	4,020
Service charges on deposit accounts	3,929	3,875		4,086		4,360	4,323
Investment securities gains (losses), net	17	71		(25)		30	(12)
Other income	1,937	1,889		2,203		1,416	2,228
Total non-interest income	26,571	24,106		25,674		27,607	29,579
Non-interest expense:
Salaries and wages	24,440	22,442		24,335		22,843	23,470
Employee benefits	7,164	8,313		7,289		7,328	7,546
Occupancy, net	4,253	4,239		4,206		4,292	4,063
Furniture and equipment	3,157	3,201		3,192		3,147	3,163
Outsourced technology services	2,309	2,300		2,382		2,295	2,195
Other real estate owned (income) expense, net	(134)	(19)		1,292		18	(915)
Non-core acquisition expenses	597	—		—		—	—
Other expenses	14,134	13,862		15,089		12,656	15,498
Total non-interest expense	55,920	54,338		57,785		52,579	55,020
Income before taxes	32,379	32,904		31,863		36,984	32,944
Income taxes	11,302	11,511		11,088		13,172	11,439
Net income	$21,077	$21,393		$20,775		$23,812	$21,505
Core net income**	$21,438	$21,349	20,759	$20,791	20,759	$23,793	$21,512

PER COMMON SHARE DATA
Net income - basic	$0.48	$0.49		$0.47		$0.54	$0.49
Net income - diluted	0.47	0.48		0.47		0.54	0.49
Core net income - diluted	0.48	0.48		0.47		0.54	0.49
Cash dividend paid	0.16	0.16		0.14		0.14	0.13
Book value at period end	18.95	18.60		18.15		17.98	17.56
Tangible book value at period end**	14.71	14.37		13.89		13.71	13.25

OUTSTANDING COMMON SHARES
At period-end	44,255,012	44,390,095		44,155,063		44,089,962	43,835,881
Weighted-average shares - basic	44,044,260	43,997,815		43,888,261		43,699,566	43,480,502
Weighted-average shares - diluted	44,575,963	44,620,776		44,541,497		44,284,844	43,908,287

SELECTED ANNUALIZED RATIOS
Return on average assets	1.12%	1.16%		1.10%		1.28%	1.17%
Core return on average assets**	1.14	1.16		1.10		1.28	1.17
Return on average common equity	10.18	10.74		10.31		12.13	11.08
Core return on average common equity**	10.36	10.72		10.32		12.12	11.08
Return on average tangible common equity**	13.16	14.00		13.49		16.01	14.63
Net FTE interest income to average earning assets	3.54	3.52		3.52		3.52	3.56

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2014			2013
BALANCE SHEET SUMMARIES	Jun 30		Mar 31	Dec 31	Sep 30	Jun 30
Assets:
Cash and cash equivalents	$503,648		$610,531	$534,827	$542,343	$368,217
Investment securities	2,093,985		2,095,088	2,151,543	2,145,083	2,138,539
Loans held for investment:
Commercial real estate	1,464,947		1,452,967	1,449,174	1,441,297	1,447,145
Construction real estate	361,009		354,349	351,635	341,284	337,211
Residential real estate	894,502		868,836	867,912	841,707	804,200
Agricultural real estate	162,428		160,570	173,534	176,594	176,799
Consumer	707,035		670,406	671,587	672,184	652,944
Commercial	727,482		707,237	676,544	681,416	680,751
Agricultural	130,280		108,376	111,872	123,565	121,530
Other	2,016		3,626	1,734	1,912	2,498
Mortgage loans held for sale	56,663		38,471	40,861	52,133	74,286
Total loans	4,506,362		4,364,838	4,344,853	4,332,092	4,297,364
Less allowance for loan losses	78,266		81,371	85,339	92,990	98,528
Net loans	4,428,096		4,283,467	4,259,514	4,239,102	4,198,836
Premises and equipment, net	180,341		179,942	179,690	179,785	181,940
Goodwill and intangible assets (excluding mortgage servicing rights)	187,502		187,858	188,214	188,569	188,925
Company owned life insurance	138,899		138,027	122,175	76,701	77,602
Other real estate owned, net	16,425		16,594	15,504	18,537	22,782
Mortgage servicing rights, net	13,443		13,474	13,546	13,518	13,304
Other assets	89,040		92,844	99,638	96,462	101,363
Total assets	$7,651,379		$7,617,825	$7,564,651	$7,500,100	$7,291,508

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,533,484		$1,458,460	$1,491,683	$1,503,969	$1,393,732
Interest bearing	4,645,558		4,676,677	4,642,067	4,604,656	4,536,600
Total deposits	6,179,042		6,135,137	6,133,750	6,108,625	5,930,332
Securities sold under repurchase agreements	462,985		488,898	457,437	428,110	421,314
Accounts payable, accrued expenses and other liabilities	51,456		48,770	52,489	50,900	50,292
Long-term debt	36,893		36,905	36,917	37,128	37,139
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	82,477	82,477
Total liabilities	6,812,853		6,792,187	6,763,070	6,707,240	6,521,554
Stockholders' equity:
Common stock	283,697		286,553	285,535	283,352	279,232
Retained earnings	560,469		546,444	532,087	517,456	499,761
Accumulated other comprehensive income (loss)	(5,640)		(7,359)	(16,041)	(7,948)	(9,039)
Total stockholders' equity	838,526		825,638	801,581	792,860	769,954
Total liabilities and stockholders' equity	$7,651,379		$7,617,825	$7,564,651	$7,500,100	$7,291,508

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	16.69%	*	16.83%	16.75%	16.68%	16.29%
Tier 1 risk-based capital	15.02%	*	15.16	14.93	14.85	14.45
Tier 1 common capital to total risk-weighted assets	13.45%	*	13.55	13.31	13.33	12.83
Leverage Ratio	10.35%	*	10.27	10.08	10.01	9.73
Tangible common stockholders' equity to tangible assets**	8.72		8.58	8.32	8.26	8.18

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2014		2013
ASSET QUALITY	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
Allowance for loan losses	$78,266	$81,371	$85,339	$92,990	$98,528
As a percentage of period-end loans	1.74%	1.86%	1.96%	2.15%	2.29%

Net charge-offs (recoveries) during quarter	$1,104	$(1,032)	$3,651	$2,538	$(249)
Annualized as a percentage of average loans	0.10%	(0.10)%	0.34%	0.23%	(0.02)%

Non-performing assets:
Non-accrual loans	$79,166	$88,114	$94,439	$94,015	$103,729
Accruing loans past due 90 days or more	1,494	1,664	2,232	2,188	1,742
Total non-performing loans	80,660	89,778	96,671	96,203	105,471
Other real estate owned	16,425	16,594	15,504	18,537	22,782
Total non-performing assets	97,085	106,372	112,175	114,740	128,253
As a percentage of:
Total loans and OREO	2.15%	2.43%	2.57%	2.64%	2.97%
Total assets	1.27%	1.40%	1.48%	1.53%	1.76%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs (Recoveries)	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q2 2011	$15,400	$15,267	$124,579	$70,145	$31,611	$231,856	$260,179
Q3 2011	14,000	18,276	120,303	62,165	35,616	226,962	252,042
Q4 2011	13,751	21,473	112,581	75,603	37,376	204,094	241,546
Q1 2012	11,250	7,929	115,902	58,531	36,838	185,927	230,683
Q2 2012	12,000	25,108	102,794	55,074	35,959	136,374	190,191
Q3 2012	9,500	13,288	99,006	48,277	35,428	127,270	167,241
Q4 2012	8,000	6,495	100,511	34,602	31,932	110,076	142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005
Q2 2013	375	(249)	98,528	39,408	23,406	105,471	128,253
Q3 2013	(3,000)	2,538	92,990	39,414	21,939	96,203	114,740
Q4 2013	(4,000)	3,651	85,339	26,944	21,780	96,671	112,175
Q1 2014	(5,000)	(1,032)	81,371	41,034	19,687	89,778	106,372
Q2 2014	(2,001)	1,105	78,266	24,250	23,531	80,660	97,085

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q2 2011	$268,450	$309,029	$149,964	$727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580
Q1 2013	197,645	197,095	43,825	438,565
Q2 2013	192,390	161,786	52,266	406,442
Q3 2013	180,850	168,278	42,415	391,543
Q4 2013	159,081	154,100	45,308	358,489
Q1 2014	174,834	161,103	31,672	367,609
Q2 2014	160,271	155,744	29,115	345,130

*Preliminary estimate - may be subject to change.
**See Non-GAAP Financial Measures included herein for a discussion regarding core net income, tangible book value per common share, core return on average assets, core return on average common equity, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,436,786	$56,019	5.06%	$4,344,993	$54,192	5.06%	$4,256,579	$55,270	5.21%
Investment securities (2)	2,091,438	9,017	1.73	2,108,643	9,370	1.80	2,153,342	9,588	1.79
Interest bearing deposits in banks	356,911	225	0.25	368,784	231	0.25	335,761	212	0.25
Federal funds sold	1,958	3	0.61	1,099	1	0.37	3,322	5	0.60
Total interest earnings assets	6,887,093	65,264	3.80	6,823,519	63,794	3.79	6,749,004	65,075	3.87
Non-earning assets	669,029			664,441			601,023
Total assets	$7,556,122			$7,487,960			$7,350,027
Interest bearing liabilities:
Demand deposits	$1,878,483	$513	0.11%	$1,837,714	$512	0.11%	$1,722,138	$475	0.11%
Savings deposits	1,653,034	598	0.15	1,639,484	595	0.15	1,544,648	598	0.16
Time deposits	1,148,832	2,216	0.77	1,172,866	2,317	0.80	1,312,863	2,965	0.91
Repurchase agreements	438,744	63	0.06	456,557	66	0.06	466,533	74	0.06
Other borrowed funds	8	—	—	6	—	—	10	—	—
Long-term debt	36,897	476	5.17	36,909	473	5.20	37,142	483	5.22
Subordinated debentures held by subsidiary trusts	82,477	592	2.88	82,477	588	2.89	82,477	601	2.92
Total interest bearing liabilities	5,238,475	4,458	0.34	5,226,013	4,551	0.35	5,165,811	5,196	0.40
Non-interest bearing deposits	1,443,239			1,403,822			1,356,133
Other non-interest bearing liabilities	44,291			50,185			49,323
Stockholders’ equity	830,117			807,940			778,760
Total liabilities and stockholders’ equity	$7,556,122			$7,487,960			$7,350,027
Net FTE interest income		60,806			59,243			59,879
Less FTE adjustments (2)		(1,079)			(1,107)			(1,119)
Net interest income from consolidated statements of income		$59,727			$58,136			$58,760
Interest rate spread			3.46%			3.44%			3.47%
Net FTE interest margin (3)			3.54%			3.52%			3.56%
Cost of funds, including non-interest bearing demand deposits (4)			0.27%			0.28%			0.32%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Six Months Ended
	June 30, 2014			June 30, 2013
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,391,143	$110,211	5.06%	$4,236,866	$111,184	5.29%
Investment securities (2)	2,099,993	18,387	1.77	2,178,758	19,567	1.81
Interest bearing deposits in banks	362,815	456	0.25	405,919	510	0.25
Federal funds sold	1,531	4	0.53	2,924	9	0.62
Total interest earnings assets	6,855,482	129,058	3.80	6,824,467	131,270	3.88
Non-earning assets	666,748			599,661
Total assets	$7,522,230			$7,424,128
Interest bearing liabilities:
Demand deposits	$1,858,211	$1,025	0.11%	$1,725,457	$949	0.11%
Savings deposits	1,646,296	1,193	0.15	1,547,381	1,251	0.16
Time deposits	1,160,783	4,533	0.79	1,338,903	6,193	0.93
Repurchase agreements	447,601	129	0.06	489,230	174	0.07
Other borrowed funds	7	—	—	9	—	—
Long-term debt	36,903	949	5.19	37,148	963	5.23
Preferred stock pending redemption	—	—	—	4,696	159	6.83
Subordinated debentures held by subsidiary trusts	82,477	1,180	2.89	82,477	1,297	3.17
Total interest bearing liabilities	5,232,278	9,009	0.35	5,225,301	10,986	0.42
Non-interest bearing deposits	1,423,639			1,377,374
Other non-interest bearing liabilities	47,223			51,554
Stockholders’ equity	819,090			769,899
Total liabilities and stockholders’ equity	$7,522,230			$7,424,128
Net FTE interest income		120,049			120,284
Less FTE adjustments (2)		(2,186)			(2,247)
Net interest income from consolidated statements of income		$117,863			$118,037
Interest rate spread			3.45%			3.46%
Net FTE interest margin (3)			3.53%			3.55%
Cost of funds, including non-interest bearing demand deposits (4)			0.27%			0.34%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude non-core revenues and expenses, including investment securities net gains or losses and acquisition expenses consisting primarily of travel expenses and professional fees. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments are presented net of estimated income tax expense.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited, $ in thousands, except share and per share data)

		2014		2013
		Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
Net income		$21,077	$21,393	$20,775	$23,812	$21,505
Adj: investment securities (gains) losses, net		(17)	(71)	25	(30)	12
Plus: acquisition expenses		597	—	—	—	—
Adj: income taxes		(219)	27	(9)	11	(5)
Total core net income	(A)	$21,438	$21,349	$20,791	$23,793	$21,512

Total non-interest income		$26,571	$24,106	$25,674	$27,607	$29,579
Adj: investment securities (gains) losses, net		(17)	(71)	25	(30)	12
Total core non-interest income		26,554	24,035	25,699	27,577	29,591
Net interest income		59,727	58,136	59,974	58,956	58,760
Total core revenue		$86,281	$82,171	$85,673	$86,533	$88,351

Total non-interest expense		$55,920	$54,338	$57,785	$52,579	$55,020
Less: acquisition expenses		(597)	—	—	—	—
Core non-interest expense		$55,323	$54,338	$57,785	$52,579	$55,020

Total quarterly average stockholders' equity	(B)	$830,117	$807,940	$799,198	$778,809	$778,760
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(187,710)	(188,078)	(188,415)	(188,778)	(189,135)
Average tangible common stockholders' equity	(C)	$642,407	$619,862	$610,783	$590,031	$589,625

Total stockholders' equity, period-end		$838,526	$825,638	$801,581	$792,860	$769,954
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(187,502)	(187,858)	(188,214)	(188,569)	(188,925)
Total tangible common stockholders' equity	(D)	$651,024	$637,780	$613,367	$604,291	$581,029

Total assets		$7,651,379	$7,617,825	7,564,651	7,500,100	7,291,508
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(187,502)	(187,858)	(188,214)	(188,569)	(188,925)
Tangible assets	(E)	$7,463,877	$7,429,967	$7,376,437	$7,311,531	$7,102,583

Total quarterly average assets	(F)	$7,556,122	$7,487,960	$7,491,253	$7,374,165	$7,350,027

Total common shares outstanding, period end	(G)	44,255,012	44,390,095	44,155,063	44,089,962	43,835,881
Weighted-average common shares - diluted	(H)	44,575,963	44,620,776	44,541,497	44,284,844	43,908,287

Core earnings per share, diluted	(A/H)	$0.48	$0.48	$0.47	$0.54	$0.49
Tangible book value per share, period-end	(D/G)	14.71	14.37	13.89	13.71	13.25

Annualized net income	(I)	$84,540	$86,761	$82,423	$94,472	$86,256
Annualized core net income	(J)	85,988	86,582	82,486	94,396	86,284

Core return on average assets	(J/F)	1.14%	1.16%	1.10%	1.28%	1.17%
Core return on average common equity	(J/B)	10.36	10.72	10.32	12.12	11.08
Return on average tangible common equity	(I/C)	13.16	14.00	13.49	16.01	14.63
Tangible common stockholders' equity to tangible assets	(D/E)	8.72	8.58	8.32	8.26	8.18

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com